Cassel Salpeter & Co.
INVESTMENT BANKING

DRAFT

**Project Congruent**

**Presentation to Independent Committee of the Board of Directors**
**CoSine Communications, Inc.**

**August 17, 2010**

# DISCLAIMER

The analysis spreads contained herein are solely for use by the Independent Committee of the Board of Directors of CoSine Communications, Inc. ("CoSine" or the "Company") assist the Independent Committee of the Board of Directors in determining the price to be paid to cashed-out shareholders and to continuing shareholders in lieu of fractional shares resulting from a proposed Stock Split, and is not intended to, nor should it be, relied upon by any other party. Cassel Salpeter & Co., LLC ("CS") does not express any opinion as to the underlying valuation or future performance of the price at which the Company's securities might trade at any time in the future. The consent of CS is required prior to disclosure to any third party of this Indication, its analyses, or of the assessments made by CS. These materials are based solely on information provided to CS by management of the Company. CS has not attempted to investigate or verify the accuracy or completeness of such information. CS has relied upon the accuracy and completeness of such information. To the extent that such information includes estimates and forecasts of future financial performance prepared by or reviewed with Company management, CS has assumed such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management.

These materials are being furnished with, and should be considered only in connection with, the oral presentation being provided by CS in connection herewith. Because these materials have been prepared for use in the context of an oral presentation to the Independent Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor CS, nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Independent Committee of the Board of Directors.

These materials are not intended to represent an opinion but only to serve as discussion materials for the Independent Committee of the Board of Directors to review.

# GLOSSARY OF TERMS

| | |
|---|---|
| CAGR | Compound average growth rate |
| CY | Calendar Year |
| EBIT | Earnings before interest and taxes |
| EBITDA | Earnings before interest, taxes, depreciation and amortization |
| EPS | Earnings per share |
| EV | Enterprise value |
| FY | Fiscal year |
| ITM | In the money |
| LFY | Latest fiscal year |
| LTM | Latest twelve months |
| MV | Market value |
| MRQ | Most recent quarter |
| SEC | Securities and Exchange Commission |
| TIC | Total invested capital |
| TTM | Trailing twelve months |
| WACC | Weighted average cost of capital |

# SUMMARY

- CoSine has requested CS to provide certain financial advisory services in order to recommend and assist the Independent Committee of the Board of Directors of CoSine in determining the price to be paid to cashed-out shareholders and to continuing shareholders in lieu of fractional shares resulting from a proposed Stock Split.
- CS has provided analyses and has noted the following:
  - Over the last year, CoSine has traded between $1.72 and $2.05. CoSine common stock is thinly traded with no trades during 36.0% of the available trading days over the last twelve months.
  - There were a number of private transactions in CoSine's common stock during the last year between $1.60 and $1.95 per share.
  - CoSine's latest estimated book value per share as of July 31, 2010 was approximately $2.17 which includes cash of $2.18 per share.
  - A review of prior premiums/discounts paid in prior acquisitions (including acquisitions of shell companies and minority interest acquisitions) provides general support for a share price offer of above $2.00 (before taking into account any benefit of NOL's).
  - A review of publicly traded shell companies suggest that it is normal for a shell company to be trading at a discount below its book or cash value per share. CS noted that the Company is trading at a lower discount to book value compared to other public shell companies.
  - CS noted that the median equity value of a shell company with cash less than $0.5 million is approximately $0.38 million. This value approximates the intrinsic value of a publicly traded shell company.
  - CoSine has approximately $500 million in federal and state NOL's. CS believes there is additional value that can be attributed to these NOL's, however there is insufficient empirical data to attribute any statistical value to these NOL's based on the transaction and publicly traded shell companies.

# COSINE STOCK TRADING REVIEW


Market Performance
Closing Price & Trading Volume
Relative Performance
12 Months - August 14, 2009 to August 13, 2010
High $ 2.05
$ 1.72
Median $ 1.90
Mean $ 1.88
Vol Weighted Mean $ 1.89
End $ 1.87
Start $ 2.03
Mean Vol.
Median Vol.
6,306
500
CoSine
-7.9%
Russell 3000 Index
7.5%
Aug-09
Oct-09
Dec-09
Feb-10
Apr-10
Jun-10
Aug-10
24 Months - August 13, 2008 to August 13, 2010
High $ 2.70
Low $ 1.50
Median $ 1.85
Mean $ 1.85
Vol Weighted Mean $ 1.96
Mean Vol.
Median Vol.
7,572
600
CoSine
-25.8%
Aug-08
Nov-08
Feb-09
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10
DRAFT

Sources of information: FT.com via Capital IQ

Volume and Trading Size

Number of Trading Days per Pricing Range | Cumulative Volume at each Price | Trading Volume Ranges as a % of Total Volume


12 Months - August 14, 2009 to August 13, 2010
24 Months - August 13, 2008 to August 13, 2010
No volume
<0.2k
0.2-0.7k
0.7-1.2k
1.2-1.7k
1.7-2.2k
2.2-2.7k
>2.7k

Sources of information: FT.com via Capital IQ

# BALANCE SHEET REVIEW

## Comparative Summary Balance Sheets

*($ in thousands)*

| Assets | 12/31/08 | 3/31/09 | 6/30/09 | 9/30/09 | 12/31/09 | 3/31/10 | 6/30/10 | 07/31/10 |
|---|---|---|---|---|---|---|---|---|
| Current Assets | | | | | | | | |
| Cash & Equivalents | $ 23,152 | $ 23,026 | $ 22,847 | $ 22,679 | $ 22,564 | $ 22,340 | $ 22,089 | $ 22,040 |
| Prepaid & Other | 127 | 52 | 41 | 39 | 30 | 39 | 33 | 34 |
| Total Current Assets | 23,279 | 23,078 | 22,888 | 22,718 | 22,594 | 22,379 | 22,122 | 22,074 |
| Long Term Deposits | 3 | 3 | 3 | 3 | 3 | 3 | 3 | 3 |
| | $ 23,282 | $ 23,081 | $ 22,891 | $ 22,721 | $ 22,597 | $ 22,382 | $ 22,125 | $ 22,077 |
| Liabilities & Stockholders' Equity | | | | | | | | |
| Current Liabilities | | | | | | | | |
| Accounts Payable | $ 207 | $ 224 | $ 188 | $ 173 | $ 172 | $ 197 | $ 255 | $ 225 |
| Other Current Liabilities | 53 | 20 | 28 | 33 | 60 | 17 | 14 | 4 |
| Total Liabilities | 260 | 244 | 216 | 206 | 232 | 214 | 269 | 229 |
| Stockholders' Equity | | | | | | | | |
| Common Stock | 1 | 1 | 1 | 1 | 1 | 1 | 1 | 1 |
| Paid in Capital | 539,060 | 539,068 | 539,077 | 539,086 | 539,088 | 539,090 | 539,094 | 539,094 |
| Accumulated Earnings/Deficit | (516,039) | (516,232) | (516,403) | (516,572) | (516,724) | (516,923) | (517,239) | (517,247) |
| Total Stockholders' Equity | 23,022 | 22,837 | 22,675 | 22,515 | 22,365 | 22,168 | 21,856 | 21,848 |
| | $ 23,282 | $ 23,081 | $ 22,891 | $ 22,721 | $ 22,597 | $ 22,382 | $ 22,125 | $ 22,077 |
| Shares Outstanding | 10,091 | 10,091 | 10,091 | 10,091 | 10,091 | 10,091 | 10,091 | 10,091 |
| **Cash Value Per Share** | **$ 2.29** | **$ 2.28** | **$ 2.26** | **$ 2.25** | **$ 2.24** | **$ 2.21** | **$ 2.19** | **$ 2.18** |
| **Book Value Per Share** | **$ 2.28** | **$ 2.26** | **$ 2.25** | **$ 2.23** | **$ 2.22** | **$ 2.20** | **$ 2.17** | **$ 2.17** |
| Closing Price Per Share | $ 1.73 | $ 1.52 | $ 1.50 | $ 1.95 | $ 1.91 | $ 1.88 | $ 1.73 | $ 1.75 |
| **Discount:** | | | | | | | | |
| **Price to Cash Value** | **-24.6%** | **-33.4%** | **-33.8%** | **-13.2%** | **-14.6%** | **-15.1%** | **-21.0%** | **-19.9%** |
| **Price to Book Value** | **-24.2%** | **-32.8%** | **-33.2%** | **-12.6%** | **-13.8%** | **-14.4%** | **-20.1%** | **-19.2%** |

Sources of information: Company financial statements, management, FT.com via Capital IQ, and Capital IQ.

# SHAREHOLDER OWNERSHIP

**Share Ownership Table**

*Shares in thousands*

| | | No. Shares[1] | % of Total |
|---|---|---|---|
| **Steel Partners & Affiliates** | | 4,780 | 47.37% |
| **Other Directors** | | | |
| Charles J. Abbe | 3 | | |
| Donald Green | 30 | | |
| Jack L. Howard | 247 | | |
| | | 281 | 2.79% |
| **Total Steel Partners, Affiliates & Directors** | | **5,061** | **50.15%** |
| **Other Shareholders** | | | |
| Empyrean Capital Partners, LP | | 860 | 8.52% |
| Raging Capital Management, LLC | | 562 | 5.57% |
| **Other Public Stockholders** | | 3,608 | 35.76% |
| **Total** | | 10,091 | 100.00% |

(1) Excludes options outstanding.

Sources of information: Company management and SEC filings.

# RELATED PARTY TRANSACTIONS

Steel Partners & Affiliates Prior Transactions[1]

| Transaction Date | Transaction Type | No. Shares | Transaction Price | Book Value Per Share | Cash Value Per Share | Closing Stock Price | Transaction Price to Book Value Per Share | Transaction Price to Cash Value Per Share | Transaction Price to Closing Stock Price |
|---|---|---|---|---|---|---|---|---|---|
| July 14, 2009 | Related Party | 2,631,384 | $ 1.60 | $ 2.25 | $ 2.26 | $ 1.65 | -28.8% | -29.3% | -3.0% |
| July 31, 2009 | Related Party | 1,898,337 | $ 1.64 | $ 2.25 | $ 2.26 | $ 1.85 | -27.0% | -27.6% | -11.4% |
| August 11, 2009 | Open Market | 250,000 | $ 1.95 | $ 2.25 | $ 2.26 | $ 2.03 | -13.2% | -13.9% | -3.9% |

(1) Transaction data based on form 13D filings made with the SEC.

# SHELL COMPANY ACQUISITIONS REVIEW

## Implied Premiums/Discounts Paid in Shell Company Acquisitions

($ in thousands, except per share)

**CoSine Observations**

| | | No. Obs. | Percent Sought | Premium/Discount 1 Day | Premium/Discount 1 Week | Premium/Discount 1 Month | Implied Equity Value | Premiums/Discounts to Book Value | Premiums/Discounts to Cash Value | Book Value | Cash | NOL's[1] |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| CoSine Data[2] | | | | $ 1.87 | $ 1.79 | $ 1.73 | | | | $ 21,848 | $ 22,040 | $ 553,100 |
| Range of CoSine Stock Prices | | | | | | | | | | | | |
| | $ 1.85 | | | -1.1% | 3.4% | 6.9% | $ 18,668 | -14.6% | -15.3% | | | |
| | $ 1.87 | | | 0.0% | 4.5% | 8.1% | $ 18,869 | -13.6% | -14.4% | | | |
| | $ 1.95 | | | 4.3% | 8.9% | 12.7% | $ 19,677 | -9.9% | -10.7% | | | |
| | $ 2.05 | | | 9.6% | 14.5% | 18.5% | $ 20,686 | -5.3% | -6.1% | | | |
| | $ 2.15 | | | 15.0% | 20.1% | 24.3% | $ 21,695 | -0.7% | -1.6% | | | |
| | $ 2.25 | | | 20.3% | 25.7% | 30.1% | $ 22,704 | 3.9% | 3.0% | | | |

**Market Observations[3]**

| | No. Obs. | Percent Sought | 1 Day | 1 Week | 1 Month | Implied Equity Value | Book Value | Cash Value | Book Value | Cash | NOL's |
|---|---|---|---|---|---|---|---|---|---|---|---|
| *All Observations* | 44 | | | | | | | | | | |
| Mean | | 74.4% | -17.97% | -21.39% | -23.31% | $ 50,222 | -1.9% | -9.1% | $ 37,013 | $ 41,545 | $ 32,859 |
| Median | | 80.7% | -34.62% | -37.85% | -36.37% | $ 465 | -8.6% | -17.0% | $ (21) | $ 1 | $ 669 |
| *Minority Interest Acquisitions Only* | 6 | | | | | | | | | | |
| Mean | | 30.35% | 5.94% | -15.21% | -21.85% | $ 5,536 | -41.3% | -29.5% | $ 9,736 | $ 14,179 | $ 191,789 |
| Median | | 26.98% | 0.96% | -16.85% | -30.64% | $ 1,260 | -41.3% | -27.8% | $ 8,091 | $ 11,427 | $ 9,300 |
| *Positive Book Value Only* | 14 | | | | | | | | | | |
| Mean | | 65.68% | 19.56% | -24.28% | -21.06% | $ 161,340 | -1.9% | -3.5% | $ 130,041 | $ 135,008 | $ 96,193 |
| Median | | 71.80% | 0.96% | -7.32% | -7.69% | $ 1,260 | -8.6% | -3.0% | $ 8,237 | $ 11,461 | $ 875 |
| *Cash Greater Than $5 Million* | 6 | | | | | | | | | | |
| Mean | | 55.51% | 15.57% | 5.36% | 3.96% | $ 418,046 | -1.9% | -4.2% | $ 260,028 | $ 269,995 | $ 192,300 |
| Median | | 49.65% | 14.53% | 11.90% | 13.22% | $ 144,570 | -8.6% | -6.1% | $ 90,455 | $ 96,390 | $ 9,300 |

(1) Includes Federal and state NOL's.
(2) Stock price data as of Aug 13, 2010 and balance sheet information as of July 31, 2010.
(3) Includes U.S. shell company transactions announced since January 2004.

Sources of information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

DRAFT

# MINORITY INTEREST ACQUISITIONS REVIEW

## Implied Premiums Paid in Minority Interest Acquisitions

*($ in thousands, except per share)*

| | No. Obs. | Percent Sought | Premium/Discount 1 Day | Premium/Discount 1 Week | Premium/Discount 1 Month | Implied Equity Value | Book Value | Cash |
|---|---|---|---|---|---|---|---|---|
| **CoSine Observations** | | | | | | | | |
| CoSine Data [1][2] | | | $ 1.87 | $ 1.79 | $ 1.73 | | $ 21,848 | $ 22,040 |
| Range of CoSine Stock Prices | | | | | | | | |
| $ 1.85 | | | -1.1% | 3.4% | 6.9% | $ 18,668 | | |
| $ 1.87 | | | 0.0% | 4.5% | 8.1% | $ 18,869 | | |
| $ 1.95 | | | 4.3% | 8.9% | 12.7% | $ 19,677 | | |
| $ 2.05 | | | 9.6% | 14.5% | 18.5% | $ 20,686 | | |
| $ 2.15 | | | 15.0% | 20.1% | 24.3% | $ 21,695 | | |
| $ 2.25 | | | 20.3% | 25.7% | 30.1% | $ 22,704 | | |
| **Market Observations[3]** | | | | | | | | |
| *All Observations* | *86* | | | | | | | |
| Mean | | 26.0% | 44.8% | 46.5% | 61.0% | $2,681,074 | $ 983,375 | $ 259,941 |
| Median | | 25.4% | 23.8% | 27.4% | 27.9% | $ 108,625 | $ 55,405 | $ 8,485 |
| *% Sought Less Than 20%* | *33* | | | | | | | |
| Mean | | 11.05% | 59.56% | 62.48% | 109.51% | $1,845,677 | $ 972,282 | $ 66,645 |
| Median | | 10.00% | 20.00% | 19.05% | 25.73% | $ 98,800 | $ 51,045 | $ 7,310 |
| *% Sought Less Than 10%* | *16* | | | | | | | |
| Mean | | 6.34% | 66.94% | 64.02% | 158.77% | $1,223,589 | $ 385,148 | $ 72,767 |
| Median | | 6.36% | 7.57% | 13.03% | 22.71% | $ 113,675 | $ 58,220 | $ 8,620 |

(1) Stock price data as of Aug 13, 2010

(2) Balance sheet information as of July 31, 2010.

(3) Includes U.S. minority interest acquisitions by majority shareholders announced since January 2004.

Sources of information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

# IMPLIED OFFER PRICES BASED ON ACQUISITIONS


Price vs Implied Price Based On Historical Acquisition Premiums/Discounts
$3.00
$2.00
$1.00
$-
Book Value Per Share $2.17
Latest Stock Price $1.87
$1.89
$1.49
$1.20
$2.14
$2.00
$1.96
$2.24
$2.13
$2.18
$2.01
$2.02
$2.12
Min. Int Only
Cash > 5m
% Sought <20%
% Sought <10%
1 Day 1 Wk 1 Mth
1 Day 1 Wk 1 Mth
1 Day 1 Wk 1 Mth
1 Day 1 Wk 1 Mth
Shell Company Acquisitions (1)
Minority Interest Acquisitions (2)
DRAFT

(1) Includes U.S. shell company transactions announced since January 2004.
(2) Includes U.S. minority interest acquisitions by majority shareholders announced since January 2004.
Sources of information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

# PUBLICLY TRADED SHELL COMPANY REVIEW

**Public Shell Company Premiums/Discounts**

*($ in thousands, except per share)*

**CoSine Observations**

| | No. Obs. | Premiums/Discounts to Book Value | Premiums/Discounts to Cash Value | Market Capitalization[1] | Book Value | Cash | NOL's[2] |
|---|---|---|---|---|---|---|---|
| CoSine Data [3] | | | | | $ 21,848 | $ 22,040 | $ 553,100 |
| Range of CoSine Stock Prices | | | | | | | |
| $ 1.85 | | -14.6% | -15.3% | $ 18,668 | | | |
| $ 1.87 | | -13.6% | -14.4% | $ 18,869 | | | |
| $ 1.95 | | -9.9% | -10.7% | $ 19,677 | | | |
| $ 2.05 | | -5.3% | -6.1% | $ 20,686 | | | |
| $ 2.15 | | -0.7% | -1.6% | $ 21,695 | | | |
| $ 2.25 | | 3.9% | 3.0% | $ 22,704 | | | |

**Market Observations[4]**

| | No. Obs. | Premiums/Discounts to Book Value | Premiums/Discounts to Cash Value | Market Capitalization[1] | Book Value | Cash | NOL's[2] |
|---|---|---|---|---|---|---|---|
| *All Observations* | *41* | | | | | | |
| Mean | | -36.0% | -34.84% | $ 5,393 | $ 9,053 | $ 6,742 | $ 39,978 |
| Median | | -35.3% | -35.00% | $ 653 | $ 7 | $ (26) | $ 3,980 |
| *Book Value > $5.0 Million* | 8 | | | | | | |
| Mean | | -36.0% | -34.84% | $ 23,451 | $ 37,263 | $ 37,575 | $ 154,757 |
| Median | | -35.3% | -35.00% | $ 18,600 | $ 26,100 | $ 29,700 | $ 72,000 |
| *NOL's > $5.0 Million (NOL Median)* | 8 | | | | | | |
| Mean | | -35.9% | -34.58% | $ 9,710 | $ 16,303 | $ 13,658 | $ 79,337 |
| Median | | -33.5% | -33.33% | $ 1,223 | $ 105 | $ 1 | $ 23,500 |
| *NOL's > $100.0 Million* | 3 | | | | | | |
| Mean | | -34.5% | -32.81% | $ 14,367 | $ 19,500 | $ 20,767 | $ 320,367 |
| Median | | -23.1% | -23.08% | $ 14,100 | $ 22,100 | $ 21,900 | $ 301,600 |
| *Cash < $0.5 Million* | 25 | | | | | | |
| Mean | | nm | nm | $ 1,028 | $ 26 | $ (532) | $ 12,120 |
| Median | | nm | nm | $ 384 | $ 6 | $ (75) | $ 1,880 |

(1) Stock price data as of Aug 13, 2010.
(2) Includes Federal and state NOL's.
(3) Balance sheet information as of July 31, 2010.
(4) Sample based on a Capital IQ database screen for public companies having an intent to acquire or operating without significant operations; that are not real estate businesses; that have insiders, institutions, hedge funds, or corporations with at least 25% ownership; and excludes companies with cash balances that are less than 50% of total assets.

Sources of Information: SEC Edgar Filings, Capital IQ & FT.com all via Capital IQ.

# RELATIONSHIP BETWEEN MARKET VALUE & NOL BALANCE

- A regression analysis that compares the relationship between market capitalization and NOL balance shows that NOL's are not statistically significant in explaining the variability in market capitalization. However CS believes that this is primarily because of the lack of empirical data on shell companies with large NOL balances.

**Public Shell Company Regression Analysis**

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| Regression Adjusted $R^2$ | 97.08% | Observations | 30 | Dependent Variable | Mkt Cap | | |

| Independent Variables | Coefficient | t Statistic | Statistically Significant[2] | Correlation Matrix: Market Cap | Cash | NOL's | OTCBB |
|---|---|---|---|---|---|---|---|
| Cash | 0.592 | 29.86 | Yes | 98.50% | 100.00% | 23.37% | -9.07% |
| NOL Carry forwards | 0.006 | 1.62 | No | 27.38% | 23.37% | 100.00% | -19.89% |
| OTCBB Company | 1054.298 | 1.24 | No | -5.89% | -9.07% | -19.89% | 100.00% |

(1) Sample based on a Capital IQ database screen for public companies having an intent to acquire or operating without significant operations; that are not real estate businesses; that have insiders, institutions, hedge funds, or corporations with at least 25% ownership; and excludes companies with cash balances that are less than 50% of total assets. Additionally Regression 1 excludes observations without an NOL record, Regression 2 excludes observation without an NOL and cash record.

(2) Statistical significance based on two tailed 5% level of significance.